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                                                                   Exhibit 10.5

                               BUY-BACK AGREEMENT


    THIS BUY-BACK AGREEMENT (this "Agreement") is made and entered into as of July 1, 1998 by and between ADVANCED PHYSICIAN BILLING INC., a Florida corporation ("Repurchaser"); and NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION, a Nevada corporation ("NMFS").

                              W I T N E S S E T H:

    WHEREAS, NMFS proposes to acquire substantially all of the assets of Repurchaser, pursuant to that certain Asset Purchase Agreement dated as of the even date hereof (the "Asset Purchase Agreement");

    WHEREAS, in consideration for the delivery of assets pursuant to the Asset Purchase Agreement, NMFS delivered to Repurchaser that certain Promissory Note of NMFS dated as of the even date hereof in favor of Repurchaser for the principal indebtedness amount of $1,649,000 (the "NMFS Note");

    WHEREAS, Jorge Perez, Sr. and Jorge Perez, Jr. are shareholders of Repurchaser (the "Shareholders");

    WHEREAS, in conjunction with said asset purchase pursuant to the Asset Purchase Agreement, NMFS has made and entered into certain Employment Agreements with the Shareholders and with Ricardo Perez (the "Employment Agreements"), certain Noncompetition Agreements with the Shareholders (the "Noncompetition Agreements"), and that certain Lease (the "Lease"), each dated as of the even date hereof;

    WHEREAS, in conjunction with said asset purchase pursuant to the Asset Purchase Agreement, NMFS has made a loan to Repurchaser in the amount of $400,000, the repayment obligation of which loan is evidenced by that certain Promissory Note of Repurchaser dated as of the even date hereof in favor of NMFS for the principal indebtedness of $400,000 (the "Repurchaser Note");

    WHEREAS, to induce Repurchaser to enter into said Asset Purchase Agreement, NMFS and Repurchaser hereby agree that Repurchaser should have the right under certain circumstances as set forth herein to reacquire the assets conveyed to NMFS pursuant to the Asset Purchase Agreement;

    NOW, THEREFORE, IN CONSIDERATION OF the premises and the covenants and agreements contained herein, the parties hereto do hereby agree as follows:

    Section 1. Buy-Back Right. In the event of any failure of


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NMFS to make any payment due pursuant to the NMFS Note (the "Event of Default")
and the failure by NMFS to cure such Event of Default within ten (10) days after receipt of written notice thereof, then Repurchaser shall have the right (which right may be exercised at any time within thirty (30) thereafter): (i) to repurchase from NMFS all of the assets of Repurchaser acquired by NMFS pursuant to the Asset Purchase Agreement, and (ii) to purchase from NMFS all of the assets acquired by NMFS subsequent to the date hereof to replace any assets described in preceding clause (i) for use at 7315 S.W. 87th Street, Suite 103, Miami, FL 33173 (the assets described in the preceding clauses (i) and (ii) being hereinafter referred to collectively as the "Assets").

    Section 2. Repurchase Price. In the event that Repurchaser exercises the buy-back right under Section 1 hereof, the purchase price (the "Purchase Price") shall be One U.S. Dollar ($1.00) payable to NMFS for the Assets.

    Section 3. Repurchase.

    3.1 Closing. The "Closing" of the transfer of the Assets shall be held at the offices of Repurchaser on the date (the "Closing Date") specified in the notice exercising the buy-back right, said Closing Date to be no later than 60 days after the exercise of the buy-back right. At the Closing, NMFS will deliver the Assets described in Section 1 hereof against payment of the Purchase Price in cash. Effective upon consummation of the Closing, the NMFS Note, the Repurchaser Note, the Employment Agreements, the Lease, and the Noncompetition Agreement shall be terminated.

    3.2 Bill of sale and Assignment. In conjunction with the execution of this Agreement, NMFS hereby delivers to Christopher M. Brown, Esq., as escrowee, an executed Bill of Sale and Assignment in substantially the form attached hereto as Exhibit "A", intended for the purposes of effecting the transfer of Assets hereunder in the event of and subject to exercise of the buy-back right under
Section 1 hereof.

    3.3 Standstill Obligation. From the date of receipt of any notice hereunder of an Event of Default pursuant to Section 1 hereof until the Closing hereunder, NMFS shall not mortgage, pledge or subject (whether or not voluntarily) to any encumbrance, any of the Assets.

    3.4 Further Acts and Assurances. From time to time and at any time, at Repurchaser's request, whether on or after the Closing Date, and without further consideration, NMFS' shall, at its expense, execute and deliver such further documents and instruments of conveyance and transfer and shall take such further actions (i) as may be reasonably necessary to transfer and convey to Repurchaser all of the right, title and interest in and to the Assets, free and clear of any encumbrance whatsoever, or (ii) as may be reasonably necessary to carry out the intent of this Agreement and the transactions contemplated hereby.




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    Section 4. Miscellaneous.

    4.1 Expenses. All expenses of the preparation of this Agreement and of the other agreements and transactions contemplated hereby, including, without limitation, counsel fees, accounting fees, investment advisor's fees and disbursements, shall be borne by the respective parties incurring such expense.

    4.2 Notices. All notices, demands and other communications hereunder shall be written and shall be deemed to have been duly given if delivered in person or mailed by Federal Express (or other national air courier service), charges prepaid, to the address set forth below:

    To Repurchaser:                Advanced Physician Billing Inc.
                                   7315 S.W. 87th Avenue, Suite 200
                                   Miami, FL 33173

    with a copy to:                Christopher M. Brown, Esq.
                                   600 S. Andrews Ave., Suite 600
                                   Ft. Lauderdale, FL 33301

    To NMFS:                       National Medical Financial
                                   Services Corporation
                                   1315 Greg St., Suite 103
                                   Sparks, NV 89431

    with a copy to:                Marcy L. Colkitt & Associates, P.C.
                                   P.O. Box 607
                                   Indiana, PA 15701-0607


or to such other address as NMFS or Repurchaser may designate by notice to the other. Notices delivered in person shall be deemed delivered on the date of delivery and notices sent via air courier service, as aforesaid, shall be deemed delivered on the date of delivery as indicated by the records of the courier service. Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice was given shall be deemed to be a receipt of the notice, request or other communication. Any notice, request or other communication required or permitted to be given by any party may be given by such party's legal counsel.

    4.3 Entire Agreement. This Agreement and the Exhibits, and the other agreements and schedules and documents delivered pursuant hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, letters of intent negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties to be bound thereby.


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    4.4 Governing Law; Arbitration. The validity and construction of this
Agreement shall be governed by the laws of the State of Florida. The parties (meaning Repurchaser on one hand and NMFS on the other hand) agree that all disputes concerning this Agreement or any of the other agreements executed and delivered in connection with the Closing shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the provisions contained herein. The arbitration shall be conducted in Tampa, Florida, by one arbitrator. The party initiating arbitration shall give the other party notice of the matter in dispute. If the parties fail to agree upon an arbitrator within ten days after notice of initiation of the arbitration is given, then the American Arbitration Association shall select the arbitrator. All determinations and the final decision of the arbitrator shall be made in writing. The fees and expenses of the arbitrator shall be awarded by the arbitrator in his discretion as part of the award. The arbitrator's award shall be binding on the parties hereto and may be entered in any court of competent jurisdiction. The parties reserve the right to seek a judicial temporary restraining order, preliminary injunction, or other similar short term equitable relief prior to the appointment of the arbitrator. The arbitrator will have the right to make a final determination of the parties' rights including, without limitation, whether to make permanent, modify or dissolve the judicial order.

    4.5 Section and Exhibit Headings. The Section and Exhibit headings are for reference only and shall not limit or control the meaning of any provisions of this Agreement.

    4.6 Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

    4.7 Nature and Survival of Representations. All statements contained in any certificate delivered by or on behalf of a party to this Agreement in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by such party hereunder. The covenants, representations and warranties made by the parties each to the other in this Agreement or pursuant hereto shall survive the Closing for the applicable period of the statute of limitations.

    4.8 Exhibits. All exhibits, schedules and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. All items disclosed hereunder shall be deemed disclosed only in connection with the specific representation to which they are explicitly referenced.

    4.9 Amendments. This Agreement may be amended, but only in writing, signed by the parties hereto.

    4.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.


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    4.11 Nonarbitral Attorneys' Fees. In the event that a suit, action, or other proceeding of any nature whatsoever (other than arbitration), including, without limitation, any proceeding under the U.S. Bankruptcy Code and involving issues peculiar to federal bankruptcy law, any action seeking a declaration of rights or any action for rescission, is instituted to interpret or enforce this Agreement or any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party the prevailing party's reasonable attorneys', paralegals', accountants', and other experts' professional fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the judge at trial or other proceeding, or on any appeal or review, in addition to all other amounts provided by law.

    4.12 No Other Parties. Repurchaser acknowledges and agrees that the only other party to this Agreement is NMFS and that Douglas R. Colkitt, M.D. individually is not a party, in any capacity to this Agreement.

    4.13 Rules of Construction. All references herein to the singular shall include the plural, and vice versa, and all references herein to the neuter shall include the masculine or feminine, as the case may be, and vice versa. When general words or terms are used herein followed by the word "including" (or another form of the word "include") and words of particular and specific meaning, the general words shall be construed in their widest extent, and shall not be limited to persons or things of the same general kind or class as those specifically mentioned in the words of particular and specific meaning. All parties have participated in the drafting of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of a party by reason of such party having or being deemed to have drafted, structured or dictated such provisions. Time is of the essence of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written,


                        ADVANCED PHYSICIAN BILLING INC.,
                        a Florida corporation ("Repurchaser")

                        By:  /s/ Jorge Perez, Sr.
                           -----------------------------------
                           Title:  President
                                 -----------------------------

                        NATIONAL MEDICAL FINANCIAL
                        SERVICES CORPORATION, a Delaware
                        corporation  ("NMFS")

                        By: /s/ Douglas R. Colkitt, M.D.
                           -----------------------------------
                           Title: CEO
                                 -----------------------------



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